EXHIBIT 22

PROXY STATEMENT,  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, AUGUST 4, 2000 AT 11:00 A.M. AND FORM OF PROXY
(TO BE DEEMED FILED ONLY TO THE EXTENT REQUIRED BY THE INSTRUCTIONS TO EXHIBITS FOR REPORTS ON FORM 10-K) TO BE FILED WITHIN 120 DAYS
OF THE END OF THE REGISTRANT'S FISCAL YEAR